Exhibit 10.1
VOTING AGREEMENT
     VOTING AGREEMENT, dated as of November 9, 2005 (this “Agreement”), by and between Devcon International Corp., a Florida corporation (“Parent”) and the undersigned (the “Stockholder”).
     WHEREAS, concurrently herewith, Parent, Devcon Acquisition, Inc., a Florida corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Guardian International, Inc., a Florida corporation (the “Company”), are entering into an Agreement and Plan of Merger (the “Merger Agreement”; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement), pursuant to which (and subject to the terms and conditions set forth therein) the Merger Sub shall merge with and into Company (the “Merger”), and each issued and outstanding share of the Common Stock (the “Company Common Stock”), will be converted into the right to receive the Merger Consideration and the Preferred Stock will be redeemed or converted into the right to receive the Redemption Amount;
     WHEREAS, Stockholder beneficially owns shares of Company Common Stock as set forth on Schedule A hereto (the “Owned Shares” and, together with any shares of Company Common Stock or other Company securities with voting rights, including, but not limited to, certain shares of Series D Preferred Stock, of which the Stockholder acquires beneficial ownership after the date hereof and prior to the termination hereof, whether upon exercise of options, warrants, conversion of other convertible securities or otherwise, are collectively referred to herein as the “Covered Shares”);
     WHEREAS, in order to induce Parent to enter into the Merger Agreement and proceed with the Merger, Parent and Stockholder are entering into this Agreement; and
     WHEREAS, Stockholder acknowledges that Parent is entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of Stockholder set forth in this Agreement and would not enter into the Merger Agreement if Stockholder did not enter into this Agreement.
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent and Stockholder hereby agree as follows:
          1.   Agreement to Vote.
          (a) Prior to any termination of this Agreement, Stockholder hereby agrees that it shall, and shall cause any other holder of record of its Covered Shares (which it has the authority to direct) to, at any meeting of the stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting), however called, (i) when a meeting is held, appear at such meeting or otherwise cause the Covered Shares to be counted as present thereat for the purpose of establishing a quorum, (ii) vote (or cause to be voted) in person or by proxy all Covered Shares in favor of the Merger and any other matters necessary for the consummation of the Transactions and (iii) vote (or cause to be voted) all Covered Shares against (A) any proposal for any recapitalization, reorganization, liquidation, merger, sale of assets or other business combination between the Company and any other Person (other than the

Merger) and (B) any other action that could reasonably be expected to, impede, interfere with, delay, postpone or adversely affect the consummation of the Merger or any of the Transactions, or result in a breach in any material respect of any covenant, representation or warranty or other obligation or agreement of the Company under the Merger Agreement. For the purposes of this Agreement, the term “Person” means a natural person, corporation, trust, partnership, joint venture, association, limited liability company or other business or other legal entity of any kind.
          (b) IN THE EVENT THE STOCKHOLDER FAILS TO VOTE THE COVERED SHARES AS INDICATED IN CLAUSE (a) OF THIS SECTION 1, STOCKHOLDER INDIVIDUALLY HEREBY GRANTS TO, AND APPOINTS, PARENT, THE PRESIDENT OF PARENT AND THE SECRETARY OF PARENT, IN THEIR RESPECTIVE CAPACITIES AS OFFICERS OF PARENT, AND ANY OTHER DESIGNEE OF PARENT, EACH OF THEM INDIVIDUALLY, THE STOCKHOLDER’S IRREVOCABLE (UNTIL THE TERMINATION DATE, AS DEFINED BELOW) PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE THE COVERED SHARES AS INDICATED IN CLAUSE (a) OF THIS SECTION 1. STOCKHOLDER INTENDS THIS PROXY TO BE IRREVOCABLE (UNTIL THE TERMINATION DATE, AS DEFINED BELOW) AND COUPLED WITH AN INTEREST AND WILL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKE ANY PROXY PREVIOUSLY GRANTED BY SUCH STOCKHOLDER WITH RESPECT TO THE COVERED SHARES IF AND ONLY TO THE EXTENT SUCH PROXY RELATES TO THE MATTERS COVERED BY CLAUSE (a) OF THIS SECTION 1.
          (c) Stockholder shall not be restricted from voting in favor of, against or abstaining with respect to any matter presented to the stockholders of the Company, except as set forth in clause (a) of this Section 1. In addition, nothing in this Agreement shall give Parent or any of its officers or designees the right to vote any Covered Shares in connection with the election of directors.
          (d) In the event that Stockholder receives an offer to purchase any of the Covered Shares held by Stockholder (other than pursuant to the Merger Agreement), Stockholder hereby agrees that it shall (i) promptly notify Company and notify any other Person who is entitled to purchase the Covered Shares that Stockholder has received an offer to purchase its Covered Shares, and (ii) promptly reject any first offer right that Stockholder may have to purchase any Covered Shares or securities of the Company convertible into Covered Shares insofar as such first offer right arises from the execution of the Merger Agreement or consummation of the Merger.
          2.   No Inconsistent Agreements. Stockholder hereby covenants and agrees that, except as contemplated by this Agreement and by any agreement listed in Schedule B, attached hereto, it (a) has not entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Covered Shares and (b) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy or power of attorney with respect to the Covered Shares, in either case, which is inconsistent with its obligations pursuant to this Agreement.

          3.   Termination. This Agreement shall terminate upon the earliest of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms, and (c) written notice of termination of this Agreement by Parent to Stockholder, such earliest date being referred to herein as the “Termination Date”.
          4.   Representations and Warranties.
          (a) Representations and Warranties of Parent. Parent hereby represents and warrants to Stockholder as follows:
     (i) Valid Existence. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted.
     (ii) Authority Relative to This Agreement. Parent has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated by the Merger Agreement. The execution, delivery and performance of this Agreement by Parent and the consummation by Parent of the transactions contemplated by the Merger Agreement have been duly and validly authorized by all necessary corporate action, and no other corporate or shareholder proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated by the Merger Agreement. This Agreement has been duly and validly authorized, executed and delivered by Parent and, assuming due authorization, execution and delivery by Stockholder, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms.
     (iii) No Conflicts. Except for the applicable requirements of the Exchange Act and HSR Act, (A) no filing with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary on the part of Parent for the execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated by the Merger Agreement and (B) neither the execution and delivery of this Agreement by Parent nor the consummation by Parent of the transactions contemplated by the Merger Agreement nor compliance by Parent with any of the provisions hereof or thereof shall (1) conflict with or violate the Articles of Incorporation or Bylaws of Parent, (2) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of Parent pursuant to, any Contract to which Parent is a party or by which Parent or any property or asset of Parent is bound or affected or (3) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or any of its properties or assets, except in the case of (2) or (3) for violations, breaches or defaults that would not in the aggregate materially impair the ability of Parent to perform its obligations hereunder and under the Merger Agreement.

          (b) Representations and Warranties of Stockholder. Stockholder hereby represents and warrants to Parent as follows:
     (i) Ownership of Securities. As of the date of this Agreement, (A) Stockholder beneficially owns the Owned Shares as set forth on Schedule A attached hereto, (B) Stockholder is the sole record holder of its respective Owned Shares free and clear of Liens (other than Liens created by this Agreement), (C) Stockholder has sole (or joint, as applicable) voting power and sole power of disposition with respect to all of its respective Owned Shares, with no restrictions (other than those created by this Agreement or in connection with the arrangements set forth on Schedule B attached to this Agreement), subject to applicable federal securities laws on their rights of disposition pertaining thereto, (D) Stockholder beneficially owns stock options representing the right to buy shares of Company Common Stock as shown on Schedule A hereto, some of which are issuable upon the exercise of currently exercisable stock options, and some of which are issuable upon the exercise of currently unvested stock options as shown on such schedule (collectively, the “Options”), and (E) except as set forth on Schedule A Stockholder does not own beneficially or of record any equity securities of the Company or securities convertible into equity securities of the Company other than the Covered Shares or the Options. As used in this Agreement, the terms “beneficial owner”, “beneficial ownership”, “beneficially owns” or “owns beneficially”, with respect to any securities, refer to the beneficial ownership of such securities as determined under Rule 13d-3(a) of the Exchange Act.
     (ii) Existence, Power; Binding Agreement. Stockholder has full power, capacity and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by Stockholder and, assuming due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms.
     (iii) No Conflicts. Except for the applicable requirements of the Exchange Act (A) no filing with, and no permit, authorization, consent or approval of, any state, federal or foreign Governmental Authority is necessary on the part of Stockholder for the execution and delivery of this Agreement by Stockholder and the performance by Stockholder of its obligations hereunder and (B) neither the execution and delivery of this Agreement by Stockholder nor the compliance by Stockholder with any of the provisions hereof will (1) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of Stockholder pursuant to, any Contract to which Stockholder is a party or by which Stockholder or any property or asset of Stockholder is bound or affected (other than those created by this Agreement or in connection with the arrangements set forth on Schedule B attached to this Agreement) or (3) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Stockholder or any of its properties or assets, except in the case of (2) or (3) for violations, breaches or defaults that would not in the aggregate materially impair the ability of Stockholder to perform its obligations hereunder.

          5.   Certain Covenants. Stockholder hereby covenants and agrees as follows:
          (a) No Solicitation. Prior to any termination of this Agreement, subject to Section 7 hereof (with respect to Stockholder), Stockholder agrees that neither it nor any of its Representatives on its behalf, shall, directly or indirectly, solicit (including by way of furnishing information) any inquiries with respect to, or the making of, any proposal by any Person or entity (other than Parent or any affiliate of Parent) which constitutes, or could reasonably be expected to lead to, a Competing Transaction Proposal (as defined in the Merger Agreement). In addition, the Stockholder shall not, directly or indirectly, make any proposal or offer which constitutes, or could reasonably be expected to lead to, a Competing Transaction Proposal. If Stockholder or its Representatives have prior to the date of this Agreement, engaged in any of the foregoing activities, Stockholder will immediately cease and cause to be terminated any such activities. If Stockholder receives a bona fide inquiry or proposal with respect to the purchase or sale of shares of Company Common Stock including with respect to the Shareholder Agreements (as defined in the Merger Agreement), then Stockholder shall promptly inform the Company of the terms and conditions, if any, of such inquiry or proposal and the identity of the Person making it.
          (b) Restriction on Transfer, Proxies and Non-Interference. Except as set forth in Section 8 hereof (and subject to the provisions of the Shareholder Agreements), Stockholder hereby agrees, while this Agreement is in effect, and except as contemplated hereby or by the Merger Agreement, not to (i) sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any Contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, any of the Covered Shares or Options, (ii) grant any proxies or powers of attorney, deposit any Covered Shares into a voting trust or enter into a voting agreement with respect to any Covered Shares or (iii) knowingly take any action that would make any representation or warranty of Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling Stockholder from performing its obligations under this Agreement.
          (c) Additional Covered Shares. Stockholder agrees, while this Agreement is in effect, to promptly notify Parent of the number of any new shares of Company Common Stock or other securities of the Company of which Stockholder acquires beneficial ownership after the date hereof (including upon the exercise of Options).
          6.   Further Assurances. From time to time, at the other party’s request and without further consideration, each party hereto shall take such reasonable further action as may reasonably be necessary or desirable to consummate and make effective the transactions contemplated by this Agreement.
          7.   Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary: (a) Stockholder makes no agreements or understandings herein in any capacity other than in Stockholder’s capacity as a record holder and beneficial owner of Covered Shares, (b) nothing herein shall be construed to limit or affect, directly or indirectly, any right, duty, action or inaction by Stockholder, other than in its capacity as a record holder and beneficial owner of Covered Shares, including such person’s capacity as a director, officer or employee of the Company, (c) Stockholder may provide information and engage in discussions with a third party, as and to the extent that the Company is permitted to do so in accordance with the provisions of

Section 6.02(a) of the Merger Agreement, and (d) Stockholder shall have no liability to Parent or any of its affiliates under this Agreement or otherwise as a result of any action or inaction by Stockholder in any capacity other than such person’s capacity as a record and beneficial owner of Covered Shares.
          8.   Permitted Transfers. Notwithstanding anything in this Agreement to the contrary, each Stockholder may transfer any or all of the Covered Shares, in accordance with provisions of applicable Law, to Stockholder’s spouse, ancestors, descendants or any trust or partnership (controlled by Stockholder) for any of their benefit or to a charitable trust (controlled by Stockholder); provided, however, that, prior to and as a condition to the effectiveness of such transfer, each Person to which any of such Covered Shares or any interest in any of such Covered Shares is or may be transferred shall have executed and delivered to Parent a counterpart of this Agreement pursuant to which such Person shall be bound by all of the terms and provisions of this Agreement, and shall have agreed in writing with Parent to hold such Covered Shares or interest in such Covered Shares subject to all of the terms and provisions of this Agreement.
          9.   No Control. Nothing contained in this Agreement shall give Parent the right to control or direct the Company or the Company’s operations.
          10.   Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.
          11.   Non-survival of Representations and Warranties. The respective representations and warranties of Stockholder and Parent contained herein shall not survive the closing of the transactions contemplated by the Merger Agreement or the termination of the Merger Agreement in accordance with its terms.
          12.   Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) on the first business day following the date of dispatch if delivered by a nationally recognized next-day courier service, (c) on the fifth business day following the date of mailing if delivered by registered or certified mail (postage prepaid, return receipt requested) or (d) if sent by facsimile transmission, when transmitted and receipt is confirmed. All notices hereunder shall be delivered to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section):
if to Parent:
Devcon International Corp.
595 South Federal Hwy
Suite 500
Boca Raton, FL 33432
Attention: President

with a copy to:
Akerman Senterfitt
One Southeast Third Avenue, 28th Floor
Miami, Florida 33131
Facsimile No: (305) 374-5095
Attention: Stephen K. Roddenberry, Esq.
if to Stockholder:
To the addresses set forth on Schedule A attached hereto
with a copy to:
Squire, Sanders & Dempsey, L.L.P.
777 South Flagler Drive, 19W
West Palm Beach, FL 33401
Attn: Thomas R. McGuigan, Esq.
          13.   Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
          14.   Entire Agreement; Assignment. This Agreement (a) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties hereto with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise, except that Parent may assign all or any of its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent; provided, however, that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.
          15.   Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties hereto shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.
          16.   Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida applicable to contracts executed in and to be performed in that State. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in the Circuit Court for Broward County, Florida. The parties hereto hereby (a) submit to the exclusive jurisdiction of the Circuit Court for Broward County, Florida for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named court, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by the above-named court.

          17.   Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.
          18.   Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.
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     IN WITNESS WHEREOF, Parent and Stockholder have caused to be executed or executed this Agreement as of the date first written above.

DEVCON INTERNATIONAL CORP.
By:	/s/
Name:
Title:

STOCKHOLDER
By:	/s/
Name:

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